Exhibit 23.2





                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_______) pertaining to America Online, Inc.Os 2Market, Inc. 1995 Stock Option Plan of our report dated February 1, 1996 with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.




                                              Ernst & Young LLP

Vienna, Virginia
June 26, 1996